Exhibit 10.12

March 18, 2010

Norman J. Szydlowski

1536 E. 35th Place

Tulsa, OK 74105

Dear Norm:

Pursuant to Section 5(d) of your employment agreement dated as of November 30, 2009 (the “Employment Agreement”), among you, SemManagement, L.L.C. (“SemManagement”) and SemGroup Corporation, SemManagement agreed to purchase your residence located at 15700 Canterbury Chase, Milton, Georgia (the “Residence”), if by May 31, 2010, you have been unable to enter into a contract for the sale of the Residence. It is our understanding that you have received an offer to purchase the Residence for $630,000 and that you have received two separate appraisals of the Residence, each reporting an appraised value of the Residence of approximately $640,000. It has been proposed that in lieu of SemManagement’s commitment to purchase the Residence from you at the appraised value, you accept the offer of $630,000 and SemManagement will pay you $10,000 as an additional relocation expense reimbursement under Section 5(b) of the Employment Agreement. The payment will be made on the date of the consummation of the sale of the Residence to the purchaser for $630,000, at which time SemManagement and you will be deemed to have fully performed the respective obligations under Section 5(d).

If you are agreeable to the terms of this letter, please acknowledge your consent to the terms hereof by signing the following page. Your acceptance of this letter agreement will be deemed to be an amendment of your Employment Agreement to effect the terms hereof. All other terms and provisions of your Employment Agreement remain in full force and effect.

Very truly yours,

SemGroup Corporation

By:	/s/ John F. Chlebowski
Name:	John F. Chlebowski
Title:	Chairman of the Board

SemGroup Corporation

6120 South Yale Avenue, Suite 700	Tulsa, OK 74136-4216	Tel: 918.524.8100	Fax: 918.524.8290	www.semgroupcorp.com

SemManagement, L.L.C.

By: SemGroup Corporation, Sole Member and Manager

By:	/s/ John F. Chlebowski
Name:	John F. Chlebowski
Title:	Chairman of the Board

Consented to this 18th day of March, 2010

/s/ Norman J. Szydlowski
Norman J. Szydlowski